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                                                                    EXHIBIT 10.4

                             LASER POWER CORPORATION

                             1993 STOCK OPTION PLAN

1. PURPOSES OF THE PLAN

         The Laser Power Corporation 1993 Stock Option Plan (the "Plan") is intended to promote the interests of Laser Power Corporation, a Delaware corporation (the "Company"), by providing a method whereby (i) key employees (including officers and directors) of the Company (or its parent or subsidiary corporations) responsible for the management, growth and financial success of the Company (or its parent or subsidiary corporations), (ii) the non-employee members of the Company's Board of Directors (or any parent corporations) and
(iii) consultants and advisors who provide valuable services to the Company (or its parent or subsidiary corporations) may be offered incentives and rewards which will encourage them to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company and continue to render services to the Company (or its parent or subsidiary corporations).

2. ADMINISTRATION OF THE PLAN

         (a) The Plan shall be administered by the Company's Board of Directors ("Board") or, to the extent provided by the Board, a committee ("Committee") appointed by the Board, consisting of three (3) or more members of the Board. Members of the Committee shall serve for such term as the Board may determine. No person serving as a member of the Board or the Committee shall act on any matter relating solely to such person's own interests under the Plan or any option thereunder. For purposes of the Plan, the term "Plan Administrator" shall mean the Board, or if the Board delegates responsibility for any matter to the Committee, the Committee.

         (b) At any time at or after the time the Company has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), the Board, in its sole discretion (but without any obligation to do so) may appoint a Committee to administer the Plan in accordance with the requirements of Rule 16b-3 of the Exchange Act.

          (c) Subject to the provisions of this Plan, the Plan Administrator shall have full power and authority to select the Optionees to be granted the options hereunder, and to determine (i) whether each granted option is to be an incentive stock option ("Incentive Option"), which satisfies the requirements of
Section 422A of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), or a non-statutory option not intended to meet such requirements; (ii) the number of shares to be subject thereto; (iii) the exercise prices therefore; (iv) the terms of exercise; (v) the expiration dates and; (vi) all other terms and conditions upon which such option may be exercised. The Plan Administrator shall have the full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding option as it may deem necessary or advisable.


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Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any outstanding option. No person acting under this subsection shall be held liable for any action or determination made in good faith with respect to the Plan or any options granted under the Plan.

3. ELIGIBILITY FOR OPTION GRANTS

         The persons eligible to receive option grants pursuant to the Plan ("Optionee") are as follows:

         (i) key employees (including officers and directors) of the Company (or its parent or subsidiary corporations) who render services which contribute to the success and growth of the Company (or its parent or subsidiary corporations) or which may reasonably be anticipated to contribute to the future success and growth of the Company (or its parent or subsidiary corporations);

         (ii) the non-employee members of the Board or the non-employee members of the Board of Directors of any parent or subsidiary corporation; and

         (iii) those consultants or advisors who provide valuable services to the Company (or its parent or subsidiary corporations).

4. STOCK SUBJECT TO THE PLAN

         (a) The stock issuable under the Plan shall be shares of the Company's authorized but unissued or re-acquired common stock (the "Common Stock"). The aggregate number of shares which may be issued under the Plan shall not exceed 1,000,000 shares of Common Stock. The total number of shares issuable under the Plan shall be subject to adjustment from time to time in accordance with the provisions of this Section 4.

         (b) Should an option be terminated for any reason without being exercised or surrendered in whole or in part, the shares subject to the portion of the option not so exercised or surrendered shall be available for subsequent option grants under the Plan.

         (c) In the event that the outstanding shares of Common Stock issuable under the Plan as a class are increased or decreased, or changed into or exchanged for a different number or kind of shares or securities, as a result of any Corporate Transactions (as defined in Section 7), stock splits, stock dividends, or the like affecting the outstanding Common Stock as a class, then appropriate adjustments shall be made to the aggregate number of shares issuable under the Plan and to the number of shares and price per share of the Common Stock subject to each outstanding option, in order to prevent the dilution or enlargement of benefits under such outstanding options.


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5. TERMS AND CONDITIONS OF OPTIONS

         Options granted pursuant to the Plan shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options (as more fully describe in Section 6) or non-statutory stock options. Individuals who are not employees of the Company or its parent or subsidiary corporations may only be granted non-statutory options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with and incorporate the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section 6.

         (a) Option Price.

         (1) The option price per share shall be fixed by the Plan Administrator, but (subject to the provisions of Section 6 below), in no event shall it be less than eighty-five percent (85%) of the fair market value of a share of Common Stock on the date of the option grant for options granted to key employees, or less than one hundred percent (100%) of the fair market value of a share of Common Stock on the date of the option grant for options granted to non-employees.

         (2) 10% Shareholder. If any Optionee hereunder is on the date of option grant the owner of stock (as determined under Section 425 (d) of the Internal Revenue Code) possessing 10% or more of the total combined voting power of all classes of stock of the Company or any one of its parent or subsidiary corporations (a "10% Shareholder"), then the option price per share shall not be less than one hundred and ten percent (110%) of the fair market value of one share of Common Stock on the date of grant.

         (3) The option price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section 12 and the instrument evidencing the grant, be payable in one of the alternative forms specified below:

         (i)      full payment in cash or cash equivalents; or

         (ii) full payment in shares of Common Stock having a fair market value on the Exercise Date (as such term is defined below) in an amount equal to the option price; or

         (iii) a combination of shares of Common Stock valued at fair market value on the Exercise Date and cash or cash equivalents, equal in the aggregate to the option price; or

         (iv) any other form of consideration as the Plan Administrator may approve.

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         For purposes of this Section 5(a)(3), the Exercise Date shall be the first date on which the Company shall have received both written notice of the exercise of the option and payment of the option price for the purchased shares.

         (4) For all valuation purposes under the Plan, the fair market value of a share of Common Stock shall be determined in accordance with the following provisions:

         (i) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market, the fair market value shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) of one share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Common Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of fair market value.

         (ii) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price of one share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

         (iii) If the Common Stock at the time is neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate, including one or more independent professional appraisals.

         (b) Term and Exercise of Options. No option granted under the Plan shall have a term in excess of ten (10) years from the grant date; provided, however, that no such option granted to a 10% Shareholder shall have a term in excess of five (5) years from the grant date. During the lifetime of an Optionee, the option shall be exerciseable only by such Optionee and shall not be assignable or transferable by the Optionee otherwise than by Optionee's will or by the laws of descent and distribution.

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         (c) Effect of Termination of Service Provider Status.

          (1) Should an Optionee cease to be a service provider to the Company ("Service Provider") for any reason (including death or permanent disability as defined in Section 105(d) (4) of the Internal Revenue Code), then any option or options granted hereunder to such Service Provider and outstanding on the Cessation Date (defined below) shall remain exercisable for a period not to exceed twelve (12) months from the date of such cessation of Service Provided status (the "Cessation Date") the specific amount of time to be determined at the time of granting the option; provided, however, that under no circumstances shall such options be exercisable after the expiration date of the option term specified in the instrument evidencing the option grant. Notwithstanding the foregoing, such shorter period of exercisability following the Cessation Date, as determined by the Plan Administrator, shall in no event be less than: (i) six
(6) months in the event that employment termination is due to the death or disability of the Service Provider and (ii) thirty (30) days in the event that employment termination is due to any other reason, except with respect to employment termination due to an event described in subparagraph (c) (2) below. Each such option shall, during such twelve-month or shorter period, be exercisable only to the extent of the number of shares (if any) for which the option is exercisable on the Cessation Date (the "Vested Shares"). Upon the expiration of such twelve-month or shorter period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.

         (2) If (i) the Optionee's status as a Service Provider is terminated for willful misconduct, theft, fraud, embezzlement or any unauthorized disclosure or use of confidential information or trade secrets or (ii) the Optionee makes or attempts to make any unauthorized use or disclosure of confidential information or trade secrets of the Company or its parent or subsidiary corporations, then in any such event all outstanding options granted the Optionee under the Plan shall terminate and cease to be exercisable immediately upon such termination of Service Provider status.

         (3) Notwithstanding subparagraphs (c) (1) and (2) above, the Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at the Cessation Date to provide that options held by such Optionee may be exercised not only with respect to Vested Shares under the option existing as of the Cessation Date but also with respect to one or more subsequent installments of shares for which the option would otherwise have become exercisable had such cessation of Service Provider status not occurred.

         (4) For purposes of this, the Optionee shall be deemed to be a Service Provider of the Company for so long as the Optionee renders periodic services to Company or one or more of its parent or subsidiary corporations.

         (d) No Employment or Service Contract. Nothing in the Plan shall confer upon the Optionee any right to continue in the service of the Company (or any parent or subsidiary corporation of the Company employing or retaining the Optionee) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or parent or subsidiary corporation of the Company employing or retaining Optionee) or the Optionee, to


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terminate the service provider status of Optionee at any time for any reason whatsoever, with or without cause.

         (e) Stockholder Rights. An Optionee shall have none of the rights of a stockholder with respect to any shares covered by the option until such individual shall have duly exercised the option and paid the option price.

6. INCENTIVE OPTIONS

         The terms and conditions specified below shall be applicable to all Incentive Options granted under the Plan. Incentive Options may only be granted to individuals who are Employees of the Company. For purposes of the Plan, the Optionee shall be deemed to be an Employee of the Company for so long as the Optionee is employed by the Company or one or more of its parent or subsidiary corporations. Options which are specifically designated as "non-statutory" options when issued under the Plan shall not be subject to the terms and conditions specified below.

         (a) Option Price. The option price per share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the fair market value of a share of Common Stock on the date of grant (or, in the case of a 10% shareholder, not less than one hundred ten percent (110%) of the fair market value a share of Common Stock on the date of grant).

         (b) Dollar Limitation. The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of Two Hundred Thousand Dollars ($200,000). In the event that
Section 422A of the Internal Revenue Code is amended to alter the limitation set forth therein so that following such amendment such limitation shall differ from the $200,000 limitation set forth above, the dollar limitation of this sub-paragraph (b) shall be automatically adjusted accordingly. To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability thereof as Incentive Options shall be applied on the basis of the order in which such options are granted, and any Incentive Options subject to the limitations of this Section 6(b) shall be treated as "non-qualified" options subject to the applicable terms and conditions of this Plan.

         (c) Effect of Termination of Employee Status

         (1) Should an Optionee cease to be an employee of the Company for any reason other than death or permanent disability as defined in Section 105 (d)
(4) of the Internal Revenue Code, while the holder of one or more outstanding Incentive Options granted to such Optionee under the Plan, then such option or options shall not remain exercisable for more than a three (3) month period (or such shorter period determined by the Plan Administrator and specified in the instrument evidencing the grant) following the date of such cessation of employee status; provided, however, that under no circumstances shall such options be exercisable after the


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specified expiration date of the Option Term. Should an Optionee cease to be an employee of the Company by reason of death or permanent disability, as defined in Section 105(d) (4) of the Internal Revenue Code, while the Holder of one or more outstanding options granted to such Optionee under the Plan, then such option or options shall not remain exercisable for more than a 12-month period (or such shorter period, determined by the Plan Administrator, and specified in the instrument evidencing the grant) following the date of such cessation of employee status.

         Except as modified by the preceding provisions of this Section 6, all the provisions of the Plan shall be applicable to the Incentive Options granted hereunder.

7. CORPORATE TRANSACTIONS

         (a) In the event of any of the following transactions (a "Corporate Transaction"):

         (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation,

         (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company, or

         (iii) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger, then each outstanding option which is not to be assumed by the successor corporation or parent thereof (or to be replaced with a comparable option to purchase shares of the capital stock of such successor corporation or parent thereof) automatically shall be accelerated so that each such option, immediately prior to the specified effective date for such Corporate Transaction, shall become fully exercisable with respect to the total number of shares of Common Stock purchasable under such option. Any such accelerated options not exercised as of the consummation of the Corporate Transaction shall terminate and cease to be exercisable, unless assumed by the successor corporation or parent thereof (or replaced with a comparable option to purchase shares of the capital stock of such successor corporation or parent thereof).

         (b) In connection with any Corporate Transaction, the exercisability of any accelerated options under the Plan as an Incentive Option shall remain subject to the applicable dollar limitation of Section 6(b).

         (c) The Plan Administrator shall have the right and power at any time to waive in whole or in part, absolutely or conditionally, any right of the Company contained in any instrument or option agreement evidencing any options granted under this Plan.


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         (d) The grant of options under this Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

8. CANCELLATION AND NEW GRANT OF OPTIONS

         The Plan Administrator shall have the authority to effect, at any time and from time to time,with the consent of the affected Optionees, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefor new options under the Plan covering the same or different numbers of shares of Common Stock but having an option price per share not less than 85% of fair market value or 100% of fair market value in the case of either options granted to nonemployee Optionees or Incentive Options or, in the case of a 10% Shareholder, not less than one hundred and ten percent (110%) of fair market value on the new grant date.

9. SURRENDER OF OPTIONS FOR CASH OR STOCK

         (a) Provided and only if the Plan Administrator determines in its discretion to implement stock appreciation right provisions of this Section 9, one or more Optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish at the time of the option grant or at any time thereafter, to surrender all or part of an unexercised option under the Plan in exchange for a distribution from the Company equal in amount to the difference between (i) the fair market value (at date of surrender) of the number of shares in which Optionee is at the time vested under the surrendered option or portion thereof and (ii) the aggregate option price payable for such vested shares.

         (b) No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which Optionee shall accordingly become entitled under this
Section 9 may be made in shares of Common Stock valued at fair market value at date of surrender, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

         (c) If the surrender of an option is rejected by the Plan Administrator, then Optionee shall retain whatever rights Optionee had under the surrendered option (or surrendered portion thereof) on the date of surrender and may exercise such rights at any time prior to the later of (i) the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised at any time after ten (10) years (or five (5) years in the case of a 10% Shareholder) after the date of the option grant.

         (d) The following special provisions shall be applicable to any Incentive Option which is surrendered pursuant to the provisions of this Section 9:

         (i) The right to surrender the Incentive Option may only be transferred or assigned in connection with a transfer or assignment of the Incentive Option in compliance with the limitations of Section 6(b).

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         (ii)     The Incentive Option may only be surrendered when there is a positive spread between the fair market value of the shares subject to the surrendered option and the aggregate option price payable for such shares.

         (iii) The Incentive Option may not be surrendered at any time after the expiration or sooner termination of the option term.

10. EXTENSION OF EXERCISE PERIOD

         The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to extend, either at any time while the option is granted or at the time while the option remains outstanding, the period of time for which a non-statutory option is to remain exercisable following Optionee's termination of Service Provider status from the period set forth in the option agreement to such greater period of time as the Plan Administrator shall deem appropriate; provided, however, that in no event shall such option be exercisable after the specified expiration date of the option term and provided further that the Plan Administrator has no such power to extend the exercisability of an Incentive Option.

11. AMENDMENT OF THE PLAN

         The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever; provided, however, that no such amendment or modification shall, without the consent of the holders, adversely affect rights and obligations with respect to options at the time outstanding under the Plan; and provided, further, that the Board shall not, without the approval of the stockholders of the Company (i) increase the maximum number of shares issuable under the Plan, except for permissible adjustments under Section 5(c), (ii) materially modify the eligibility requirements for the grant of options under the Plan or (iii) otherwise materially increase the benefits accruing to participants under the Plan.

12. BONUS LOANS OR GUARANTEE OF LOANS

         The Plan Administrator may assist any Optionee (including any officer or director) in the exercise of one or more options granted to such Optionee under the Plan by (a) authorizing the extension of a loan to such Optionee from the Company and/or the payment of a bonus by the Company to an Optionee holding other than an Incentive Option in an amount calculated to assist Optionee in paying Optionee's federal and state tax obligations upon exercise of one or more options, (b) permitting Optionee to pay the option price for the purchased Common Stock in installments over a period of years or (c) authorizing a guarantee by the Company of a third party loan to Optionee. The terms of any loan, installment method of payment or guarantee (including the interest rate and terms of repayment) will be established by the Plan Administrator in its sole discretion. Loans, installment payments and guarantees may be granted as full or partial payment for shares hereunder, provided in such event the loan must be adequately secured by collateral other than the purchased shares), but the maximum credit available to Optionee shall not exceed


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the sum of (i) the aggregate option price payable for the purchased shares, plus
(ii) any federal and state income and employment tax liability incurred by Optionee in connection with the exercise of the option.

13. EFFECTIVE DATE AND TERM OF PLAN

         (a) The Plan shall become effective when adopted by the Board, but no option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Shareholders of the Company. If such shareholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, then all options previously granted under the Plan shall terminate and no further options shall be granted. Subject to such limitation, the Plan Administrator may grant options under the Plan at any time after the effective date and before the date fixed herein for termination of the Plan.

          (b) Unless sooner terminated in accordance with Section 13(a), the Plan shall terminate upon the earlier of (i) the expiration of the ten (10) year period measured from the date of the Board's adoption of the Plan or (ii) the date on which all shares available for issuance under the Plan shall have been issued or canceled pursuant to the exercise or surrender of options granted hereunder. If the date of termination is determined under clause (i) above, then options outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

14. USE OF PROCEEDS

         Any cash proceeds received by the Company from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

15. WITHHOLDING

         The Company's obligation to deliver shares upon the exercise or surrender of any options granted under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

16. REGULATORY APPROVALS

         The implementation of the Plan, the granting of any option hereunder, and the issuance of stock upon the exercise or surrender of any such option shall be subject to the procurement by the Company of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the stock issued pursuant to it.

17. REQUESTS FOR INFORMATION

         For additional information about the Plan or the Plan Administrator, please direct all such requests to the Corporate Secretary of Laser Power Corporation, 12777 High Bluff Drive, San Diego, California 92130, telephone number (619) 755-0700.


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